UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2024

NEXPOINT DIVERSIFIED REAL ESTATE TRUST
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32921	80-0139099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value $0.001 per share 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT NXDT-PA	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

White Rock Center Loan

On August 2, 2024, NexPoint Diversified Real Estate Trust (the “Company”), through Freedom LHV, LLC (“Freedom LHV”), an indirect subsidiary of the Company, entered into a loan agreement with The Ohio State Life Insurance Company (“OSL”), an entity that may be deemed an affiliate of the Company’s external adviser through common beneficial ownership, pursuant to which OSL provided a loan to Freedom LHV in the aggregate principal amount of $10 million (the “OSL Loan”). The OSL Loan bears interest at 10.0% per annum, is payable monthly, and matures on August 2, 2029.

The OSL Loan is secured by certain real property held by Freedom LHV and is guaranteed by the Company. The loan agreement contains customary events of default, including defaults in the payment of principal or interest, defaults in compliance with the covenants contained therein, defaults in payments under any other security instrument, and bankruptcy or other insolvency events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP- Finance, Treasurer and Assistant Secretary

Date: August 8, 2024